                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                          [ ]  Confidential, for Use of the Commission Only (as
                                                               permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                       Piedmont Natural Gas Company, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1)  Title of each class of securities to which transaction applies:

         -----------------------------------------------------------------------

    (2)  Aggregate number of securities to which transaction applies:

         -----------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         -----------------------------------------------------------------------

    (4)  Proposed maximum aggregate value of transaction:

         -----------------------------------------------------------------------

    (5)  Total fee paid:

         -----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials:

     ---------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1)  Amount Previously Paid:

         -----------------------------------------------------------------------

    (2)  Form, Schedule or Registration Statement No.:

         -----------------------------------------------------------------------

    (3)  Filing Party:

         -----------------------------------------------------------------------

    (4)  Date Filed:

         -----------------------------------------------------------------------

                              PIEDMONT NATURAL GAS

                                 COMPANY, INC.

                    1915 REXFORD ROAD/POST OFFICE BOX 33068
                        CHARLOTTE, NORTH CAROLINA 28233

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                      AND

                                PROXY STATEMENT

                                 ANNUAL MEETING
                               FEBRUARY 23, 2001

                             YOUR VOTE IS IMPORTANT

IN ORDER TO ASSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE (TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES). PLEASE SEE ON THE FIRST PAGE OF THIS PROXY THE ALTERNATIVE VOTING METHODS USING THE INTERNET AND TELEPHONE.

                       PIEDMONT NATURAL GAS COMPANY, INC.

                               1915 REXFORD ROAD
                             POST OFFICE BOX 33068
                        CHARLOTTE, NORTH CAROLINA 28233

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                               FEBRUARY 23, 2001

     The Annual Meeting of Shareholders of Piedmont Natural Gas Company, Inc. (the "Company"), will be held at the Executive Offices of the Company, 1915 Rexford Road, Charlotte, North Carolina, on February 23, 2001, at 9:30 a.m., EST, for the following purposes:

          1. To elect four Directors, each to serve for a term of three years (Proposal A); and

          2. To ratify the selection by the Board of Directors of the firm of Deloitte & Touche LLP as independent auditors of the Company for the current fiscal year (Proposal B); and

          3. To transact such other business as may properly come before the Meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on January 11, 2001, as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting. Accordingly, only holders of Common Stock of record on such date will be entitled to vote at the Meeting.

     Whether or not you plan to attend the Annual Meeting, please complete, sign, date and return the enclosed proxy promptly in the accompanying reply envelope. If your shares are registered directly with our transfer agent, American Stock Transfer & Trust Company, you may vote either via the Internet or by calling the transfer agent. Specific instructions to be followed by any registered shareholder interested in voting via the Internet or telephone are set forth on the enclosed proxy card. If your shares are held in a bank or brokerage account, you may be eligible to vote your proxy electronically or by telephone. Please refer to the enclosed voting form for instructions.

                                      By order of the Board of Directors,

                                      Martin C. Ruegsegger
                                      Vice President, Corporate Counsel and
                                      Secretary
January 23, 2001

THE FORM OF PROXY IS ENCLOSED TO ENABLE YOU TO VOTE YOUR SHARES AT THE MEETING. YOU ARE URGED, REGARDLESS OF THE NUMBER OF SHARES YOU HOLD, TO COMPLETE, SIGN, DATE AND RETURN THE PROXY PROMPTLY. A RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES, IS ENCLOSED FOR YOUR CONVENIENCE.

                       PIEDMONT NATURAL GAS COMPANY, INC.

                               1915 REXFORD ROAD
                             POST OFFICE BOX 33068
                        CHARLOTTE, NORTH CAROLINA 28233

                                PROXY STATEMENT

     The following information is furnished in connection with the Annual Meeting of Shareholders (the "Meeting") of Piedmont Natural Gas Company, Inc. (the "Company"), to be held at the Company's executive offices in Charlotte, North Carolina, on February 23, 2001, and was first mailed to shareholders on or about January 23, 2001. The notice is set forth on the front page of this Proxy Statement. The Company's principal executive offices are located at 1915 Rexford Road, Charlotte, North Carolina 28211, and its telephone number is 704-364-3120.

     The proxy accompanying this Proxy Statement is solicited by the Board of Directors of the Company. The cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, proxies may be solicited by Directors, officers and employees of the Company, personally or by telephone or facsimile, none of whom will be separately compensated for such activities. The Company has retained W.F. Doring & Co. to assist in the solicitation of proxies in the same manner for an estimated fee of $4,000, plus reimbursement of out-of-pocket expenses. Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries who are record holders of shares of Common Stock for the forwarding of proxy materials to the beneficial owners of such shares, and the Company will reimburse them for their expenses.

     The Company had issued and outstanding on January 11, 2001, 32,003,458 shares of Common Stock, which shares constitute the only class of stock which is entitled to notice of and to vote at the Meeting. Only holders of Common Stock of record at the close of business on January 11, 2001, will be entitled to notice of and to vote at the Meeting, one vote for each share of stock.

     The holders of a majority of the outstanding shares of Common Stock present in person or represented by proxy at the Meeting will constitute a quorum. Since many shareholders cannot attend the Meeting, it is necessary that a large number be represented by proxy. The Board has accordingly designated proxyholders to represent those shareholders who cannot be present in person and who desire to be so represented.

     The presence of a shareholder at the Meeting will not automatically revoke such shareholder's proxy. However, shareholders who sign proxies have the right to revoke them at any time before they are voted by filing with the Vice President, Corporate Counsel and Secretary of the Company an instrument revoking the proxy or a duly executed proxy bearing a later date or by attending the Meeting and voting in person.

     Shareholders whose shares are registered directly with our transfer agent, American Stock Transfer & Trust Company, may vote either via the Internet or by calling American Stock Transfer & Trust Company. Specific instructions to be followed by any registered shareholder interested in voting via the Internet or telephone are shown on the enclosed proxy card. The Internet and telephone voting procedures are designed to authenticate the shareholder's identity and to allow shareholders to vote their shares and confirm that their instructions have been properly recorded.

     If your shares are registered in the name of a bank or brokerage firm, you may be eligible to vote your shares electronically via the Internet or by telephone. A large number of banks and brokerage firms are participating in the ADP Investor Communication Services online program. This program provides eligible shareholders who receive a paper copy of the annual report and proxy statement the opportunity to vote via the

Internet or by telephone. If the entity holding your shares is participating in ADP's program, your voting form will provide instructions. If your voting form does not reference Internet or telephone information, please complete and return the paper proxy card in the self-addressed, postage-paid envelope provided.

     We are offering you the option to receive future proxy materials via the Internet. If you would like to receive future Company proxy statements and annual reports electronically, please visit www.investpower.com to enroll. Please reference the Company number and account number on the front portion of your proxy card. Receiving future annual reports and proxy statements via the Internet will be simpler for you, will save the Company money and is friendlier to the environment. If you have a computer with Internet access, we hope you will follow the instructions and sign up.

     Thank you for your support of Piedmont Natural Gas Company.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth each person or entity known by management to own of record or beneficially more than 5% of the outstanding Common Stock.

                                                                                  AMOUNT AND
                                 NAME AND ADDRESS OF                              NATURE OF         PERCENT OF
TITLE OF CLASS                   BENEFICIAL OWNER                            BENEFICIAL OWNERSHIP     CLASS
--------------                   -------------------                         --------------------   ----------
Common Stock...................  Cincinnati Financial Corporation                1,888,600(1)          5.9%
                                 6200 South Gilmore Road
                                 Fairfield, Ohio 45014

---------------

(1) According to a Schedule 13G filed with the Securities and Exchange Commission on February 11, 1998, and based upon information provided to the Company by an executive officer of Cincinnati Financial Corporation, Cincinnati Financial Corporation exercises sole voting and sole dispositive power over the shares.

                            PURPOSES OF THE MEETING

     At the Meeting, the shareholders will consider and vote upon the following matters:

          1. The election of four Directors, each of whom would serve for a term of three years or until their successors are duly elected and qualified (Proposal A);

          2. The ratification of the action of the Board in selecting Deloitte & Touche LLP as independent auditors of the Company for the current fiscal year (Proposal B); and

          3. Such other business as may properly come before the Meeting or any adjournment(s) thereof.

     The enclosed form of proxy provides a means for any shareholder to direct the proxyholders to vote for all nominees for election to the Board or to withhold authority to vote for any one or more or all of the nominees. A shareholder may also vote for or against or may abstain from voting on Proposal B.

     If the enclosed proxy is properly marked, signed, dated and returned, and not revoked, it will be voted in accordance with the instructions thereon. If no instructions are given, the proxy will be voted for the nominees named herein for election to the Board and for the ratification of the selection by the Board of independent auditors for the current fiscal year. Should other matters properly come before the Meeting, the proxyholders will vote the proxies thereon in accordance with their best judgment.

     Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present at the Meeting. With respect to election of Directors and ratification of auditors, abstentions and broker non-votes will not affect the election results, so long as a quorum is present.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT EACH SHAREHOLDER VOTE FOR EACH PROPOSAL.

                                   PROPOSAL A
                             ELECTION OF DIRECTORS

     The By-Laws of the Company provide that the Board of Directors shall consist of such number of directors as shall be fixed from time to time by resolution of the Board, but shall not be less than nine. The Articles of Incorporation divide the Board into three classes, designated Class I, Class II and Class III, with one class standing for election each year for a three-year term. The Articles provide that each class shall consist as nearly as possible of one-third of the total number of directors constituting the entire Board.

     Jerry W. Amos, John H. Maxheim and Walter S. Montgomery, Jr., whose terms expire at the Meeting, are again standing for election for three-year terms. Sam
J. DiGiovanni, whose term expires in 2003, is resigning from the Board effective with the Meeting in accordance with the retirement policy of the Board. Effective July 1, 2000, the Board elected D. Hayes Clement as a Director in Class III until consideration for election as a Director by the shareholders at the Meeting. All nominees, with the exception of Mr. Clement, have been previously elected by the shareholders. In accordance with the policy of the Board, Mr. Montgomery has agreed to resign from the Board effective at the 2002 Annual Meeting of shareholders since he will have attained the age of 72.

     In the absence of instructions to the contrary, it is intended that the shares covered by the accompanying proxy will be voted for the election of these persons as directors in Class III to serve three-year terms expiring in 2004. The election of directors requires a plurality of the votes cast at the Meeting. If all nominees are elected, the Board will consist of eleven members.

     The Board does not know of any nominee or nominees who will be unable or unwilling to serve, but if any of them should be unable to serve, the proxies will be voted under discretionary authority for a substitute or substitutes designated by the Board, unless appropriate action has been taken to provide for a lesser number of directors.

     The following sets forth certain information concerning each person nominated for election as a Director and each person whose term of office as a Director will continue after the Meeting:

                                       DIRECTOR OF THE          BUSINESS EXPERIENCE DURING PAST
NAME                                    COMPANY SINCE           FIVE YEARS AND OTHER INFORMATION
----                                   ---------------          --------------------------------
NOMINEES FOR ELECTION AS DIRECTORS FOR TERMS EXPIRING IN 2004:
Jerry W. Amos........................       1978        Age 62. Partner in the law firm of Amos,
                                                        Jeffries & Robinson, L.L.P., Charlotte and
                                                        Greensboro, North Carolina, and General Counsel
                                                        to the Company.
D. Hayes Clement.....................       2000        Age 65. Former Partner of Arthur Andersen LLP
                                                        (certified public accountants), Greensboro,
                                                        North Carolina.
John H. Maxheim......................       1979        Age 66. Chairman of the Board of the Company,
                                                        Charlotte, North Carolina. Mr. Maxheim retired
                                                        as Chief Executive Officer of the Company on
                                                        March 1, 2000. Prior to 1999, Mr. Maxheim was
                                                        also President of the Company. Mr. Maxheim is
                                                        also a director of Conso Products Company.
Walter S. Montgomery, Jr.............       1973        Age 71. Chairman of the Board and Chief
                                                        Executive Officer of Spartan International
                                                        (textile manufacturer), Spartanburg, South
                                                        Carolina. Mr. Montgomery is also a director of
                                                        Allendale Insurance Company (Advisory Board) and
                                                        Montgomery Industries.

DIRECTORS CONTINUING IN OFFICE UNTIL 2002:
Muriel W. Helms......................       1993        Age 59. Partner, Greater Carolinas Real Estate
                                                        Services, Inc., Charlotte, North Carolina. From
                                                        1990 to 1997, Ms. Helms was President of the
                                                        Charlotte Area of Prudential Carolinas Realty.
Ned R. McWherter.....................       1995        Age 70. Former Governor of the State of
                                                        Tennessee, Dresden, Tennessee. Mr. McWherter is
                                                        also a director of Coca-Cola Bottling Co.
                                                        Consolidated and SunTrust Bank.
Donald S. Russell, Jr................       1966        Age 62. Attorney at Law, Columbia, South
                                                        Carolina. Mr. Russell is also a director of
                                                        Jefferson-Pilot Corporation.
John E. Simkins......................       1966        Age 62. Consultant, Baltimore, Maryland. Prior
                                                        to 2000, Mr. Simkins was the Assistant to the
                                                        Director, Information Technology and
                                                        Communications Division, Maryland Department of
                                                        Public Safety and Correctional Services,
                                                        Baltimore, Maryland. From March 1996 through
                                                        April 1997, Mr. Simkins was Deputy State
                                                        Director, Maryland Small Business Development
                                                        Center Network.

                                       DIRECTOR OF THE          BUSINESS EXPERIENCE DURING PAST
NAME                                    COMPANY SINCE           FIVE YEARS AND OTHER INFORMATION
----                                   ---------------          --------------------------------
DIRECTORS CONTINUING IN OFFICE UNTIL 2003:
C.M. Butler III......................       1991        Age 57. Attorney and consultant in financial and
                                                        regulatory affairs, Houston, Texas.
John W. Harris.......................       1997        Age 53. President of Lincoln Harris LLC
                                                        (commercial real estate and investment
                                                        management), Charlotte, North Carolina. Mr.
                                                        Harris is also a director of Virginia Power
                                                        Company and US LEC.
Ware F. Schiefer.....................       1999        Age 63. President and Chief Executive Officer of
                                                        the Company, Charlotte, North Carolina. From
                                                        1999 to 2000, Mr. Schiefer was President and
                                                        Chief Operating Officer of the Company. Prior to
                                                        1999, Mr. Schiefer was Executive Vice President
                                                        of the Company. Mr. Schiefer is also a director
                                                        of Heritage Holdings, Inc.

                  INFORMATION REGARDING THE BOARD OF DIRECTORS

ATTENDANCE AT BOARD AND COMMITTEE MEETINGS

     During the fiscal year ended October 31, 2000, the Board held four meetings. All Directors except Mr. Russell attended 75% or more of the aggregate number of meetings of the Board and committees of the Board on which they served.

COMMITTEES OF THE BOARD

     The Board has several standing committees, including an Audit Committee, a Compensation Committee and a Directors and Corporate Governance Committee.

     The members of the Audit Committee are Sam J. DiGiovanni (Chairman), C. M. Butler III, D. Hayes Clement and John E. Simkins. The Committee met three times during the fiscal year. The Audit Committee recommends to the Board the engagement of the independent auditors, reviews the arrangements for and scope of the audit, reviews internal auditing procedures and the adequacy of internal controls, and reviews the reports submitted by the independent auditors.

     During 2000, the Board of Directors adopted and approved a charter for the Audit Committee. A copy of the charter is attached hereto as Appendix A.

     The members of the Compensation Committee are John W. Harris (Chairman), D. Hayes Clement, Sam J. DiGiovanni, and Walter S. Montgomery, Jr. The Committee met once during the fiscal year. The Compensation Committee oversees compensation policies and programs, including the Employee Salary Administration Plan and the Executive Long-Term Incentive Plan. It also recommends to the Board the salaries and other compensation of elected officers and Directors and reviews executive development and management succession plans.

     The members of the Directors and Corporate Governance Committee are Ned R. McWherter (Chairman), Jerry W. Amos, John H. Maxheim, John W. Harris and Donald
S. Russell, Jr. The Committee
met three times during the fiscal year. This Committee recommends to the Board nominees to fill vacancies on the Board as they occur and recommends candidates for election as directors at annual meetings of shareholders. The Committee will consider nominees recommended by shareholders upon submission in writing to the Vice President, Corporate Counsel and Secretary of the Company of the names of such nominees, together with their qualifications for service and evidence of their willingness to serve. Such nominations to the Board must be made at least sixty days prior to the shareholders' meeting at which the election of directors will take place.

DIRECTORS' COMPENSATION

     Directors who are not employees of the Company or its affiliated companies are paid an annual retainer for Board service of $24,000, an attendance fee of $750 for each Board meeting attended and an attendance fee of $500 for each committee meeting attended, in addition to reimbursement for expenses incurred in attending such meetings. If a Director elects to invest any of his or her director fees in the Dividend Reinvestment and Stock Purchase Plan (the "DRIP"), the Company will match 25% of such fees for investment in the DRIP. Directors who are employees receive no additional compensation for their services as Directors.

     A non-employee Director who retires from the Board at any age with more than ten continuous years on the Board or who is at least 72 years of age if such Director has served on the Board less than ten continuous years, is entitled to receive on retirement from the Board, an annual retirement benefit equal to the annual retainer fee in effect at the time of his or her retirement. This retirement benefit will continue for the life of the Director. Should a non-employee Director die before ten years have elapsed from the retirement date of that Director from the Board, a retirement benefit shall be paid to the Director's designated beneficiary(s) in an amount equal to the annual retainer fee in effect at the time of the Director's retirement for the remaining portion of the ten-year period following the retirement date of that Director from the Board. Should a non-employee Director die while serving on the Board, the Director's previously designated beneficiary(s) shall be paid ten times the annual retainer fee that is in effect at the date of such Director's death.

     In the event of a change in control or a potential change in control, a non-employee Director shall be entitled to receive the benefits listed in the previous paragraph above had the Director retired on the date immediately preceding the change in control or potential change in control without regard to the number of years served, or a lump sum cash amount equal to 150% of the net present value of such retirement benefits.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     John H. Maxheim, who formerly served as Chief Executive Officer of the Company, has entered into an agreement with the Company to provide advice and assistance to the Chief Executive Officer and the Board of Directors on a variety of matters. This agreement was effective March 1, 2000, and shall end on February 28, 2003, unless terminated sooner as provided in the agreement; provided, however, that no cancellation by the Company for any reason other than for cause will terminate the requirement to pay the annual fees for three years. For such services, Mr. Maxheim receives annual compensation of $195,000, reimbursement of reasonable travel and other out-of-pocket expenses incurred in connection with his services, office space and secretarial services at the Company's offices.

     Amos, Jeffries & Robinson, L.L.P., a limited liability partnership, received $658,771 for legal services performed for the Company during the 2000 fiscal year. This law firm is expected to continue to perform such services during the current fiscal year. Jerry W. Amos, a Director and General Counsel to the Company, is a partner in this law firm. Transactions involving this law firm and the Company were made in the ordinary course of business and, in the opinion of management, were on substantially the same terms to the Company as those prevailing at the time from unrelated parties for comparable transactions.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES AS DIRECTORS FOR THE TERMS STATED.

                                   PROPOSAL B

                       SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors, upon recommendation of the Audit Committee, has selected Deloitte & Touche LLP, independent auditors, to serve as the independent auditors of the Company for the fiscal year ending October 31, 2001. Deloitte & Touche LLP has acted as the independent auditors of the Company since 1951. Although not required to submit this selection to the shareholders for ratification, the Directors believe it is desirable that an expression of shareholder opinion be solicited.

     Representatives of Deloitte & Touche LLP are expected to be present at the Meeting. They will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

     If a majority of the shares of Common Stock represented at the Meeting is voted against ratification of the selection of Deloitte & Touche LLP, the selection of independent auditors will be reconsidered by the Board.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT AUDITORS.

                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth the number of shares of Common Stock beneficially owned, as of December 8, 2000, by each Director, each officer named in the Summary Compensation Table and all Directors and officers as a group:

                                                               AMOUNT AND NATURE           PERCENT OF
NAME OF BENEFICIAL OWNER                                   OF BENEFICIAL OWNERSHIP(1)       CLASS(2)
------------------------                                   --------------------------      ----------
DIRECTORS
Jerry W. Amos............................................            69,915(3)(4)                 --
C. M. Butler III.........................................             2,400                       --
D. Hayes Clement.........................................               972(3)                    --
Sam J. DiGiovanni........................................             8,839(3)(5)                 --
John W. Harris...........................................             7,427(3)                    --
Muriel W. Helms..........................................             7,540(3)(6)                 --
John H. Maxheim..........................................           166,718(3)                    --
Ned R. McWherter.........................................            10,000                       --
Walter S. Montgomery, Jr. ...............................            67,488(3)(8)                 --
Donald S. Russell, Jr. ..................................            70,624                       --
Ware F. Schiefer.........................................            38,210(7)                    --
John E. Simkins..........................................             2,709                       --
OFFICERS
David J. Dzuricky........................................             9,152(3)                    --
Ray B. Killough..........................................            34,837(3)(7)                 --
Richard A. Linville......................................             1,335                       --
Thomas E. Skains.........................................             8,215                       --
All Directors and Officers of the Company as a Group
  (32)...................................................           679,522(3)(7)                 --

---------------

(1) Unless otherwise indicated, each person listed has sole voting and investment power.
(2) No person listed in the table beneficially owned more than 1% of the outstanding Common Stock as of December 8, 2000. The number of shares beneficially owned by all Directors and officers as a group represents less than 3% of the outstanding Common Stock.
(3) The number of shares shown includes those credited to participants' accounts under the DRIP.
(4) Includes 95 shares held by Mr. Amos' grandson, a minor, of which Mr. Amos is custodian of the shares.
(5) Includes 4,909 shares held by Mr. DiGiovanni's spouse.
(6) Includes 93 shares held in trust by Ms. Helms for the benefit of grandchildren of Ms. Helms and 423 shares held by Ms. Helms' spouse.
(7) The number of shares shown includes those credited to participants' accounts under the Employee Stock Ownership Plan.
(8) Includes 1,544 shares held in trust of which Mr. Montgomery is a co-trustee, 87 shares held in trust for the benefit of Mr. Montgomery, and 51,222 shares of which Mr. Montgomery shares voting power as a trustee of the Rose and Walter S. Montgomery, Sr. Foundation.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

     The following Summary Compensation Table sets forth a summary of the compensation paid to the Company's former Chief Executive Officer, the current Chief Executive Officer and the four other most highly compensated executive officers in the three fiscal years ended October 31, 2000, 1999 and 1998:

                                                                                   LONG-TERM
                                                                                  COMPENSATION
                                                        ANNUAL COMPENSATION         PAYOUTS
                                                    ---------------------------   ------------
                                                                 OTHER ANNUAL         LTIP          ALL OTHER
        NAME AND PRINCIPAL POSITION          YEAR   SALARY(1)   COMPENSATION(2)     PAYOUTS      COMPENSATION(3)
        ---------------------------          ----   ---------   ---------------   ------------   ---------------
John H. Maxheim............................  2000   $175,000       $ 70,744         $483,544        $ 32,529
  Chairman of the Board and                  1999    516,346        186,281          500,643         211,315
  Retired Chief Executive Officer *          1998    472,115         99,200          486,420         139,389
Ware F. Schiefer...........................  2000    332,462         54,860          168,906          91,574
  President and Chief Executive Officer      1999    278,750         52,204          174,900          61,395
                                             1998    237,308         38,236          169,899          52,560
Thomas E. Skains...........................  2000    227,154         38,591          110,702          12,483
  Senior Vice President--Marketing and       1999    223,038         41,170          114,642          11,495
  Supply Services                            1998    202,115         28,092          111,385          10,937
Ray B. Killough............................  2000    224,231         39,900          108,853          20,163
  Senior Vice President--Operations          1999    220,577         42,327          112,728          18,682
                                             1998    202,308         29,107          109,526          15,369
David J. Dzuricky..........................  2000    221,846         36,618           94,095          26,028
  Senior Vice President and                  1999    215,577         38,598           97,449          24,379
  Chief Financial Officer                    1998    194,692         25,595           94,649          21,258
Richard A. Linville........................  2000    154,077         20,346               --          31,038
  Vice President--Human Resources            1999    149,308         19,215               --          29,807
                                             1998    134,615         74,036               --          26,796

---------------

 *  Mr. Maxheim retired as Chief Executive Officer effective March 1, 2000.
(1) Due to the timing of bi-weekly pay period ending dates, the amounts for 1999 include 27 pay periods rather than the normal 26 pay periods.
(2) The amount in 2000 for Mr. Maxheim includes $28,060 of payments of dividend equivalents on units awarded, but not yet distributed, under the Executive Long-Term Incentive Plan and $21,936, including assumed income tax liabilities, for the gift of a company vehicle upon the occasion of his retirement. The amounts in 2000 for all other listed officers are solely for dividend equivalents.
(3) These amounts for 2000 consist of the following:

                                                     Maxheim   Schiefer   Skains   Killough   Dzuricky   Linville
                                                     -------   --------   ------   --------   --------   --------
Insurance premiums plus assumed income tax
  liabilities under the Supplemental Executive
  Benefit Plan (SEBP)..............................  $27,625   $67,964    $7,233   $14,913    $20,778    $25,714
Salary continuation accruals under the SEBP........       --    18,360        --        --         --         --
Company contributions to the Salary Investment
  Plan.............................................    4,904     5,250     5,250     5,250      5,250      5,324

EMPLOYMENT CONTRACTS AND TERMINATION, SEVERANCE AND CHANGE-OF-CONTROL
ARRANGEMENTS

     On December 1, 1999, Mr. Schiefer entered into a two-year employment agreement with the Company, effective December 1, 1999 (the "Commencement Date"), at an initial base salary of $288,000 per annum. Mr. Schiefer's base salary may be increased from time to time to reflect the duties required of him. In reviewing his base salary, the Board of Directors considers the overall performance of Mr. Schiefer, the service Mr. Schiefer renders to the Company and its subsidiaries, and changes in the cost of living. Mr. Schiefer is also entitled to participate in any plan relating to incentive compensation, stock options, stock purchase, pension, thrift, profit-sharing, group life insurance, medical coverage, disability coverage, education, or other retirement or employee benefits that the Company has adopted, or may from time to time adopt, for the benefit of its executive employees and for employees generally. Mr. Schiefer is also entitled to such customary fringe benefits, vacation and sick leave as are consistent with the normal practices and established policies of the Company.

     The agreement is automatically extended to a full one-year period on each successive day during the term of the agreement, unless written notice is given that the agreement shall not be extended or the agreement is terminated due to a change in control (as defined in the Severance Agreement described below) of the Company, upon the death or total permanent disability of Mr. Schiefer, upon sixty days' written notice of termination at any time by Mr. Schiefer, or upon notice by the Board of Directors. The agreement shall not extend beyond the date on which Mr. Schiefer reaches 65 years of age. The agreement contains a noncompetition provision.

     Effective December 1, 1999, David J. Dzuricky, Ray B. Killough and Thomas
E. Skains, senior executive officers of the Company, entered into employment agreements (the "Employment Agreements") with the Company. The Board had previously determined that the continued retention of the services of these officers on a long-term basis was in the best interest of the Company in that it promoted the stability of senior management and it enabled the Company to retain the services of a well-qualified officer with extensive contacts in the natural gas industry.

     The term of employment under the Employment Agreements is for a one-year period commencing December 1, 1999. All such Employment Agreements shall automatically be extended to a full one-year period on each successive day during the term of each Employment Agreement. If written notice from the Company or the officer is delivered to the other party advising the other party that the Employment Agreement is not to be further extended, then the Employment Agreement is terminated on the first anniversary of the date of notice. No extension shall allow the Employment Agreements to extend beyond the date on which the officer reaches 65 years of age.

     Each officer's base salary may be increased from time to time by the Board as reflected by the duties required of the officer. Each Employment Agreement contains a covenant not to compete with the Company or its subsidiaries for the term of the Employment Agreement without prior written consent of the Company.

     Each Employment Agreement shall be terminated upon the death or permanent disability of the officer. Pursuant to the terms of each Employment Agreement, compensation shall continue to be paid through the end of the month in which the officer died. In the case of permanent disability, if the officer is absent from the full-time performance of his duties for six months, the Company shall terminate the officer after thirty days notice.

     Each of the four senior executive officers has also entered into a Severance Agreement with the Company. If such officer is terminated following a Change in Control, other than (i) by the Company for cause, (ii) by reason of death or disability, or (iii) by the officer without good reason, including retirement from the Company by the officer, then the Company shall pay the officer a lump sum severance payment, in cash, equal to three times the officer's annual compensation prior to the officer's termination of employment date (the "Date of Termination"). Furthermore, for a three-year period following the Date of Termination, the Company shall arrange to provide the officer and their dependents life, disability, accident and health insurance benefits substantially similar to those provided to the officer and their dependents immediately prior to the Date of Termination.

RETIREMENT PLAN

     The Company maintains a defined benefit plan (the "Retirement Plan") which covers all full-time employees upon attainment of age 21 and completion of one year of service, or attainment of age 30. The full cost of the Retirement Plan is paid by the Company. Benefits under the Retirement Plan become fully vested prior to normal retirement age upon the completion of five years of service, and are determined by a step-rate formula which utilizes the participant's covered compensation, final average earnings and credited years of service.

     In the event of retirement at or after age 65, the average Retirement Plan participant with maximum credited service of 35 years is, in general, entitled to an annual pension for life in an amount which, when added to primary Social Security benefits, will equal approximately 75% of the participant's average annual compensation during the five consecutive years of the last ten years prior to retirement during which the participant received his or her highest compensation. Benefits are also provided under the Retirement Plan in the event of early retirement at or after age 55 with ten years of credited service and in the event of retirement for disability.

     The Retirement Plan provides for fixed benefits computed on an actuarial basis for all covered employees. The amount of the contribution, payment or accrual by the Company with respect to a specified person under the Retirement Plan cannot readily be separately or individually calculated. The Company was not permitted by law to make a deductible contribution to the Retirement Plan during the 2000 Plan year, as it was determined by actuaries that the Retirement Plan met the definition of "fully funded" under Section 214(c)(6) of the Tax Code.

     Based upon current remuneration of the individuals named in the Summary Compensation Table and their expected credited years of service at normal retirement age (65) (except for Mr. Maxheim who has retired), the estimated annual retirement benefits payable upon retirement to each of the named individuals and their credited years of service as of October 31, 2000, are as follows: Mr. Schiefer, $87,888, 35 years; Mr. Dzuricky $76,943, five years; Mr. Killough, $86,940, 27 years; Mr. Linville, $55,905, three years, and Mr. Skains $79,751, five years.

     The amounts shown in the following table are those payable in the event of retirement at age 65 on December 31, 2000. The table illustrates the estimated normal annual retirement benefits payable under the Retirement Plan for the specified remuneration and years of service classifications. The amounts shown do not reflect reductions that would result from joint and survivor elections.

                                                              ANNUAL BENEFITS UPON RETIREMENT
                                                              WITH YEARS OF SERVICE INDICATED
                                                              --------------------------------
FINAL AVERAGE ANNUAL EARNINGS                                    15         25          35
-----------------------------                                 --------   ---------   ---------
$150,000....................................................  $52,301    $ 73,046    $ 79,669
 200,000....................................................   66,131      97,623     107,957
 250,000....................................................   73,451     113,904     127,341
 300,000....................................................   73,451     113,904     127,341
 350,000....................................................   73,451     113,904     127,341
 400,000....................................................   73,451     113,904     127,341
 450,000....................................................   73,451     113,904     127,341

     The Employee Retirement Income Security Act of 1974 places certain limitations on benefits which may be paid under qualified plans. Current law limits the amount payable in 2000 under a defined benefit plan to $135,000 and limits compensation used in 2000 for determining benefits to $170,000 per year.

              COMPARISONS OF CUMULATIVE TOTAL SHAREHOLDER RETURNS

     The following performance graph compares the Company's cumulative total shareholder return from October 31, 1995 through October 31, 2000 (a five-year period), to that of the Standard & Poor's Natural Gas index, an index of natural gas utility companies (the "S&P Natural Gas"), and to that of the Standard & Poor's 500 Stock Index, a broad market index (the "S&P 500"). The graph also includes the A. G. Edwards Large Natural Gas Distribution Index (the "LDC Peer Group") that will replace the Standard & Poor's 500 Natural Gas index. The LDC Peer Group index includes large natural gas distribution companies that are more representative of the Company's peers in the natural gas distribution industry than those included in the S&P Natural Gas index.

     The graph assumes that the value of an investment in Common Stock and in each index was $100 on October 31, 1995, and that all dividends were reinvested. Stock price performances shown on the graph are not indicative of future price performances.

               COMPARISONS OF FIVE-YEAR CUMULATIVE TOTAL RETURNS
                   VALUE OF $100 INVESTED AT OCTOBER 31, 1995

                                                                                                              S & P NATURAL GAS
                                                                                       LDC PEER GROUP (1)     (2) (PREVIOUS PEER
                                              PIEDMONT              S & P 500           (NEW PEER GROUP)            GROUP)
                                              --------              ---------          ------------------     ------------------
1995                                            100                    100                    100                    100
1996                                            117                    124                    125                    146
1997                                            140                    164                    144                    163
1998                                            181                    200                    161                    186
1999                                            173                    251                    163                    241
2000                                            174                    266                    162                    378

        (1) LDC Peer Group -- The following companies are included: AGL Resources, Inc., Atmos Energy Corporation, New Jersey Resources, NICOR, Inc., Northwest Natural Gas Company,

            Peoples Energy Corporation, Piedmont Natural Gas Company, Southwest Gas Corporation, Vectren Corporation, and Washington Gas Light Company.

        (2) S&P Natural Gas Index -- The following companies were included in the previous peer group: Coastal Corporation, Dynegy, Incorporated, El Paso Energy, Enron Corporation, Keyspan Corporation, NICOR, Inc., Nisource, Inc., ONEOK, Peoples Energy Corporation, Sempra Energy, and Williams Companies, Inc.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors provides overall guidance in the development of executive compensation programs, including the Employee Salary Administration Plan and the Executive Long-Term Incentive Plan. During 2000, the Committee was composed of four outside directors. The Committee reviews the Performance Management Program for salaried employees, the chief executive officer's compensation level and other officer compensation levels. In addition, the Committee evaluates the performance of management and considers management succession and related matters. To assist the Committee in its review and evaluations, independent compensation consultants are periodically retained to confirm the competitiveness of the Company's compensation policies and practices. During 2000, The Hay Group conducted a comprehensive review of the Company's pay practices for management positions.

     The goals of the Compensation Committee are to create compensation packages for officers and key managers which will attract and retain persons of outstanding ability and to reward those officers and key managers for superior corporate performance as measured by financial results and strategic achievements. This provides a greater incentive for the officers and key managers to make material contributions to the success of the Company, shareholder value and the service provided to customers.

     Executive compensation for 2000 was comprised primarily of two elements: base salary and long-term incentive awards. The relative levels of base salary for officers are designed to reflect each officer's scope of responsibility and accountability. To determine the necessary amounts of base salary to attract and retain top quality management, the Compensation Committee reviews salary and other compensation arrangements in effect at comparable natural gas distribution companies as well as a large number of other companies. The compensation policy of the Company is that a substantial portion of the annual compensation of each officer relates to and must be contingent upon the performance of the Company, as well as the individual contribution of each officer. Therefore, a material portion of an officer's compensation is "at risk" through long-term incentive compensation. Target levels, depending upon management responsibilities, can amount to approximately 30-50% of average annual salary compensation. Over time, the compensation policy continues to place less emphasis on base salary and greater emphasis on variable, performance-related long-term incentive compensation. The goal of this policy is to further align the interests of management with the interests of shareholders.

     Regarding base salary compensation, the compensation for each of the five highest paid officers for 2000 was reviewed and was found to be reasonable as compared with executives in similarly situated positions in peer group companies in view of the Company's performance and the contribution of those officers to established performance standards.

     The "at risk" component of the policy has been implemented through adoption of an executive long-term incentive plan. The Board of Directors and shareholders first approved such a plan in 1986. In 1996, the Board adopted a substantially similar executive long-term incentive plan approved by shareholders in 1997. Under this plan, the Board may award units (consisting of a combination of shares of Common Stock and cash) to eligible participants. Depending upon the levels of financial performance achieved by the Company during a performance period, distribution of those awards may be made. The plan requires that a minimum threshold be achieved in order for any award to be distributed.

     In 1998, under the executive long-term incentive plan, the Board of Directors, at the recommendation of the Compensation Committee, adopted a five-year performance period program that is currently in effect where the financial performance target is a 6% compounded, average increase in net after-tax earnings. If this target is achieved, a distribution of the units may be granted by the Board to eligible participants and distributed over a three-year period. If performance exceeds targeted performance goals, up to 120% of the units may be distributed as determined by the Board of Directors.

     The general executive compensation policies described above also apply to the recommendations made by the Compensation Committee and approved by the Board (excluding Mr. Schiefer) with respect to the 2000 compensation for Mr. Schiefer as President and Chief Executive Officer. The 2000 base salary of $342,000 for Mr. Schiefer was based in part on the terms of his employment agreement with the Company dated December 1, 1999, as described in the Company's proxy statement, and on performance of his duties and responsibilities. Mr. Schiefer is also eligible for awards of units under the Executive Long-Term Incentive Plan.

Submitted by the Compensation Committee

John W. Harris, Chairman
D. Hayes Clement
Sam J. DiGiovanni
Walter S. Montgomery, Jr.

                             AUDIT COMMITTEE REPORT

     The following is the report of the Audit Committee with respect to the Company's audited financial statements for the fiscal year ended October 31, 2000. The information contained in this report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

     The Audit Committee of the Board of Directors assists the Board in fulfilling its oversight responsibilities by reviewing the audit process, the financial information which will be provided to shareholders and others and the systems of internal controls which management has established. During 2000, the Committee was composed of four outside directors, each of whom is independent of the management of the Company. All members of the Audit Committee are financially literate and the Chairman of the Audit Committee has accounting or related financial management expertise.

     Following the end of the 2000 fiscal year, the Audit Committee reviewed and discussed the audited financial statements with management. The Audit Committee also discussed with Deloitte & Touche LLP, the independent auditors of the Company, the matters required to be discussed by SAS 61. The Audit

Committee also received the written disclosures and a letter from Deloitte & Touche LLP as required by Independence Standards Board Standard No. 1, and has discussed with Deloitte & Touche LLP the independent accountants' independence.

     Based upon the review and discussions referred to in the foregoing, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended October 31, 2000.

Sam J. DiGiovanni, Chairman
C. M. Butler III
D. Hayes Clement
John E. Simkins

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under the securities laws of the United States, the Company's directors, executive officers and any persons holding more than ten percent of the Company's Common Stock are required to report their initial ownership of the Company's Common Stock and any subsequent changes in their ownership to the Securities and Exchange Commission ("SEC"). Specific due dates have been established by the SEC, and the Company is required to disclose in this proxy statement any failure to file by those dates. Based upon (i) the copies of
Section 16(a) reports that the Company received from such persons for their 2000 fiscal year transactions and (ii) the written representations received from one or more of such persons that no annual Form 5 reports were required to be filed by them for the 2000 fiscal year, the Company believes that there has been compliance with all Section 16(a) filing requirements applicable to such officers, directors and ten percent beneficial owners for such fiscal year.

               PROPOSALS FOR 2002 ANNUAL MEETING OF SHAREHOLDERS

     Any shareholder proposal intended to be presented at the 2002 Annual Meeting of Shareholders must be received by the Vice President, Corporate Counsel and Secretary at the Company's executive offices no later than September 24, 2001, in order to be considered for inclusion in the Proxy Statement for such meeting.

                                 OTHER BUSINESS

     The Board and management do not know of any other matters to be presented at the Meeting. If other matters do properly come before the Meeting, it is intended that the persons named in the accompanying form of proxy will vote the proxies in accordance with their best judgment. The form of proxy confers discretionary authority to take action with respect to any additional matters that may come before the Meeting.

                                 MISCELLANEOUS

     The Annual Report of the Company for the 2000 fiscal year, which includes audited financial statements, is being mailed along with this Proxy Statement; however, it is not intended that the Annual Report be a part of the Proxy Statement or a solicitation of proxies.

     Upon written request of a shareholder, the Company will provide, without charge, a copy of its Annual Report on Form 10-K for the fiscal year, including financial statements and schedules thereto, required to be filed with the SEC. Requests should be directed to: Martin C. Ruegsegger, Vice President, Corporate Counsel and Secretary, Piedmont Natural Gas Company, Inc., Post Office Box 33068, Charlotte, North Carolina 28233.

     Shareholders are respectfully urged to complete, sign, date and return the accompanying form of proxy in the enclosed envelope. In the alternative to completing this form of proxy, you are urged to enter your vote instruction by telephone or via the Internet as explained on the form of proxy enclosed with this Proxy Statement. Your prompt response will be appreciated.

                                        By order of the Board of Directors,

                                        Martin C. Ruegsegger
                                        Vice President, Corporate Counsel and
                                        Secretary

January 23, 2001

                                                                      APPENDIX A

                         CHARTER OF THE AUDIT COMMITTEE
                                       OF
                             THE BOARD OF DIRECTORS

     The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and reporting practices of the Company and other such duties as directed by the Board. It is the responsibility of the Audit Committee to maintain free and open means of communication between the directors, the Company's independent auditors, the Company's internal auditors, and the financial management of the Company.

1. COMPOSITION OF COMMITTEE.

     The Audit Committee shall consist of three (3) or more "Independent Directors" selected by the Board from among its members. For the purposes of this paragraph, an "Independent Director" means a director who has no relationship to the Company that may interfere with the exercise of his or her independence from management of the Company and who is not subject to the following restrictions:

          (a) Employees. A director who is an employee (including non-employee executive officers) of the Company or any of its affiliates may not serve on the Audit Committee until three years following the termination of his or her employment.

          (b) Business Relationship. A director (i) who is a partner, controlling shareholder, or executive officer of an organization that has a business relationship with the Company, or (ii) who has a direct business relationship with the Company (e.g., a consultant) may serve on the Audit Committee only if the Company's Board of Directors, after considering the materiality of the relationship to the Company, to the director, and, if applicable, to the organization with which the director is affiliated, determines in its business judgment that the relationship does not interfere with the director's exercise of independent judgment. "Business relationships" can include commercial, industrial, banking, consulting, legal, accounting and other relationships. A director can have this relationship directly with the Company, or the director can be a partner, officer or employee of an organization that has such a relationship. The director may serve on the Audit Committee without the above-referenced Board of Directors' determination after three years following the termination of, as applicable, either (1) the relationship between the organization with which the director is affiliated and the Company, (2) the relationship between the director and his or her partnership status, shareholder interest or executive officer position, or (3) the direct business relationship between the director and the Company.

          (c) Cross Compensation Committee Link. A director who is employed as an executive of another corporation where any of the Company's executives serves on that corporation's compensation committee may not serve on the Audit Committee.

          (d) Immediate Family. A director who is an "Immediate Family" member of an individual who is an executive officer of the Company or any of its affiliates cannot serve on the Audit Committee until three years following the termination of such employment relationship. "Immediate Family" means a person's spouse, parents, children, siblings, mothers-in-law and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than employees) who shares such person's home.

     Notwithstanding the above, one director who is no longer an employee or who is an Immediate Family member of a former executive officer of the company or its affiliates, but is not considered independent pursuant to these provisions due to the three-year restriction period, may be appointed, under exceptional and limited circumstances, to the Audit Committee if the Company's board of directors determines in its business judgment that membership on the Committee by the individual is required by the best interests of the corporation and its shareholders, and the Company discloses, in the next annual proxy statement subsequent to such determination, the nature of the relationship and the reasons for that determination.

     Each member of the Audit Committee shall be "Financially Literate" or must become Financially Literate within a reasonable period of time after his or her appointment to the Audit Committee. "Financially Literate" shall mean the possession of general knowledge of financial, accounting and auditing matters.

     At least one member of the Audit Committee must have accounting or related "Financial Management Expertise." Unless the Board of the Directors determines otherwise, a member shall be deemed to have accounting or related Financial Management Expertise if he or she has at any time (a) been a certified public accountant or (b) served as a chief executive officer, chief financial officer, treasurer, controller or a similar position with a publicly traded corporation. A member who is not deemed to have Financial Management Expertise by the preceding sentence may nevertheless satisfy the requirement to have accounting or related Financial Management Expertise if the Board of Directors so determines in the exercise of its business judgment.

2. COMMITTEE GOVERNANCE AND MEETINGS.

     The Board shall designate the chair of the Audit Committee. The Audit Committee may determine its own rules of procedure. The Audit Committee shall meet at least twice annually, or more frequently as circumstances dictate.

3. SCOPE OF RESPONSIBILITIES.

     In recognition of the fact that the outside auditors for the Company are ultimately accountable to the Board of Directors and the Audit Committee, the Audit Committee and the Board of Directors have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the outside auditor (or to nominate the outside auditor to be proposed for shareholder approval or ratification in any proxy statement). In addition, the Audit Committee is responsible for (a) ensuring that the outside auditors submit on a periodic basis to the Audit Committee a formal written statement delineating all relationships between the auditors and the Company and (b) actively engaging in a dialogue with the outside auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the outside auditors and for recommending that the Board of Directors take appropriate action in response to the outside auditors' report to satisfy itself of the outside auditors' independence.

     To fulfill its responsibilities and duties, the Audit Committee shall:

          (1) Recommend the selection (and, if appropriate, the replacement) of the Company's independent auditors for approval by the Board of Directors;

          (2) Review the degree of independence of the Company's independent auditors by discussing all significant relationships between the auditors and the Company and ensure that the independent auditors submit on a periodic basis a formal written statement delineating all relationships between such independent auditors and the Company;

          (3) Review the performance of the Company's independent auditors and review and, if appropriate, approve the fees and compensation to be paid to such independent auditors;

          (4) Require the independent auditors to discuss with the Audit Committee their judgments about the quality of the Company's present and proposed accounting principles and financial disclosure practices;

          (5) Review with the independent auditors the performance of the Company's internal auditors and financial and accounting personnel and the adequacy and effectiveness of the accounting and financial controls of the corporation;

          (6) Review the internal audit function of the Company, including the independence and authority of its reporting obligations, the proposed audit plans for the coming year, and the coordination of such plans with the independent auditors;

          (7) Keep advised, through consultation with the General Counsel to the Company, the financial officers of the Company and the Company's independent auditors, as to the programs being followed by the Company's management to comply with applicable law, to deal with related party transactions and to avoid conflicts of interest;

          (8) Review and reassess the adequacy of the Audit Committee's charter on an annual basis and, if appropriate, submit any proposed amendments thereto to the Board of Directors for its consideration;

          (9) Provide the Audit Committee Report required by the Rules and Regulations of the Securities and Exchange Commission to be inserted in the Company's proxy statement at least once every three years.(1)

          (10) Provide the written affirmations required by the New York Stock Exchange.(2)

          (11) Review with management and the independent auditors the company's quarterly financial information prior to the Company's filing of Form 10-Q. This review may be performed by the Committee or its chairperson;

Perform any other activities consistent with this Charter, the Company's By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

---------------

     (1) Item 306 of Regulation S-K promulgated under the Securities Exchange Act of 1934 requires the report to state whether:

          (1) The Audit Committee has reviewed and discussed the audited financial statements with management;

          (2) The Audit Committee has discussed with the independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU sec. 380), as may be modified or supplemented;

          (3) The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as may be modified or supplemented, and has discussed with the independent accountant the independent accountant's independence; and

          (4) Based on the review and discussions referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K (17 CFR 249.310) for the last fiscal year for filing with the Commission.

Item 306 also requires that the name of each member of the Company's Audit Committee appear below the required disclosure.

The Company is also required to disclose in its proxy statements whether the Board of Directors has adopted a written charter for the Audit Committee, and if so, to include a copy of the charter as an appendix to the Company's proxy statements at least once every three years. The Company must also disclose whether the members of the Audit Committee are "independent."

     (2) The rules of the New York Stock Exchange provide that with respect to any subsequent changes to the composition of the audit committee, and otherwise approximately once each year, each company should provide the Exchange written confirmation regarding:

          "(1) any determination that the company's Board of Directors has made regarding the independence of directors pursuant to any of the subparagraphs above;

           (2) the financial literacy of the audit committee members;

           (3) the determination that at least one of the audit committee members has accounting or related financial management expertise; and

           (4) the annual review and reassessment of the adequacy of the audit committee charter."

                       PIEDMONT NATURAL GAS COMPANY, INC.

         PROXY FOR ANNUAL MEETING OF SHAREHOLDERS ON FEBRUARY 23, 2001
                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

AS AN ALTERNATIVE TO COMPLETING THIS FORM, YOU MAY ENTER YOUR VOTE INSTRUCTION BY TELEPHONE AT 1-800-PROXIES, OR VIA THE INTERNET AT WWW.VOTEPROXY.COM AND FOLLOW THE SIMPLE INSTRUCTIONS.

    The undersigned hereby appoints John H. Maxheim, Walter S. Montgomery, Jr., and Ware F. Schiefer and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Shareholders of Piedmont Natural Gas Company, Inc., to be held February 23, 2001, and at any adjournment or adjournments thereof, as follows:

    The Board of Directors recommends a vote FOR the following proposals:

A.  ELECTION OF DIRECTORS

    [ ]  FOR the nominees listed below                         [ ]  WITHHOLD AUTHORITY to vote for all
         (except as indicated to the contrary below)                nominees listed below

 Jerry W. Amos, D. Hayes Clement, John H. Maxheim and Walter S. Montgomery, Jr.

(To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

--------------------------------------------------------------------------------

B.  RATIFICATION OF SELECTION OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS

    [ ]  FOR                    [ ]  AGAINST                    [ ]  ABSTAIN

                (Continued and to be signed on the reverse side)

                          (Continued from other side)

    In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting. This proxy when properly executed will be voted as directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted for proposals A and B.

                                                  Dated:                  , 2001
                                                        ------------------

                                                  ------------------------------
                                                      Signature of Shareholder

                                                  ------------------------------
                                                    Signature (if held jointly)

                                                  Please sign exactly as name
                                                  appears hereon, date and
                                                  return in the enclosed
                                                  business reply envelope. Joint
                                                  owners should each sign
                                                  personally. Corporation
                                                  proxies should be signed by an
                                                  authorized officer. Executors,
                                                  administrators, trustees,
                                                  etc., should so indicate when
                                                  signing.

                                                  TELEPHONE VOTE AT
                                                  1-800-PROXIES OR

                                                  INTERNET VOTE AT
                                                  WWW.VOTEPROXY.COM